UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 1, 2010, Entravision Communications Corporation (the “Company”) announced that it has commenced its registered exchange offer to exchange up to $400 million aggregate principal amount of new 8.750% Senior Secured First Lien Notes due 2017 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 8.750% Senior Secured First Lien Notes due 2017, which were issued by the Company in a private offering that closed on July 27, 2010 (the “Outstanding Notes”). A copy of the related press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Outstanding Notes or Exchange Notes described therein. The exchange offer is being made only pursuant to a prospectus and associated letter of transmittal and only to such persons in such jurisdictions as is permitted under applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

99.1	Press Release issued by Entravision Communications Corporation on December 1, 2010, announcing registered exchange offer for 8.750% senior secured first lien notes due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 1, 2010	By:	/S/ WALTER F. ULLOA
	Name:	Walter F. Ulloa
	Title:	Chairman and Chief Executive Officer